EXHIBIT 99.1

For Immediate Release:	January 14, 2026
HOMB Delivers Another Strong Quarter: $400 Million Loan Growth, Sub-40% Efficiency Ratio & Robust Margin Drive 18% Year-Over-Year Income Increase and Annual ROA of 2.10%
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Quarterly Highlights

Metric	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Net income	$118.2 million	$123.6 million	$118.4 million	$115.2 million	$100.6 million
Net income, as adjusted (non-GAAP)(1)	$117.9 million	$119.7 million	$114.6 million	$111.9 million	$99.8 million
Total revenue (net)	$282.1 million	$277.7 million	$271.0 million	$260.1 million	$258.4 million
Income before income taxes	$153.3 million	$159.3 million	$152.0 million	$147.2 million	$129.5 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$167.7 million	$162.8 million	$155.0 million	$147.2 million	$146.2 million
PPNR, as adjusted (non-GAAP)(1)	$167.1 million	$157.7 million	$150.4 million	$142.8 million	$145.2 million
Pre-tax net income to total revenue (net)	54.35%	57.38%	56.08%	56.58%	50.11%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	54.14%	55.53%	54.39%	54.91%	49.74%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	59.46%	58.64%	57.19%	56.58%	56.57%
P5NR, as adjusted (non-GAAP)(1)	59.25%	56.80%	55.49%	54.91%	56.20%
ROA	2.06%	2.17%	2.08%	2.07%	1.77%
ROA, as adjusted (non-GAAP)(1)	2.05%	2.10%	2.02%	2.01%	1.76%
NIM	4.61%	4.56%	4.44%	4.44%	4.39%
Purchase accounting accretion	$1.3 million	$1.3 million	$1.2 million	$1.4 million	$1.6 million
ROE	11.04%	11.91%	11.77%	11.75%	10.13%
ROE, as adjusted (non-GAAP)(1)	11.01%	11.54%	11.39%	11.41%	10.05%
ROTCE (non-GAAP)(1)	16.65%	18.28%	18.26%	18.39%	15.94%
ROTCE, as adjusted (non-GAAP)(1)	16.60%	17.70%	17.68%	17.87%	15.82%
Diluted earnings per share	$0.60	$0.63	$0.60	$0.58	$0.51
Diluted earnings per share, as adjusted (non-GAAP)(1)	$0.60	$0.61	$0.58	$0.56	$0.50
Non-performing assets to total assets	0.55%	0.56%	0.60%	0.56%	0.63%
Common equity tier 1 capital	16.3%	16.1%	15.6%	15.4%	15.1%
Leverage	14.1%	13.8%	13.4%	13.3%	13.0%
Tier 1 capital	16.3%	16.1%	15.6%	15.4%	15.1%
Total risk-based capital	19.1%	18.9%	19.3%	19.1%	18.7%
Allowance for credit losses to total loans	1.90%	1.87%	1.86%	1.87%	1.87%
Book value per share	$21.88	$21.41	$20.71	$20.40	$19.92
Tangible book value per share (non-GAAP)(1)	$14.60	$14.13	$13.44	$13.15	$12.68
Dividends per share	$0.21	$0.20	$0.20	$0.195	$0.195
Shareholder buyback yield(2)	0.27%	0.18%	0.49%	0.53%	0.05%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.
“HOMB delivered a record $475.4 million in annual income, driven by strong fourth-quarter results: a sub-40% efficiency ratio, $400.2 million in loan growth, robust margin and resolution of the Texas lawsuit which provided additional income. These accomplishments underscore our commitment to operational excellence and shareholder value,” said John Allison, Chairman.

Quarterly Financial Performance Trends
Net income increased steadily through the first three quarters of 2025, reaching a peak of $123.6 million in Q3. Net income, as adjusted (non-GAAP)(1) followed a similar trend, ending the year at $117.9 million. In Q4, net income was $118.2 million, as the Company recorded $14.4 million in provision for credit losses primarily due to $400.2 million in 4th quarter loan growth. The full-year performance reflects strong profitability and disciplined financial management.

PPNR continued its upward trajectory throughout 2025, reflecting strong underlying earnings power. PPNR (non-GAAP)(1) grew from $146.2 million at Q4 2024 to $167.7 million at Q4 2025. PPNR, as adjusted, (non-GAAP)(1) increased to $167.1 million in Q4 2025 from $145.2 million in Q4 2024. This consistent growth highlights the strength of our operations and reinforces our ability to deliver sustained profitability and create long-term shareholder value.

Dollar amounts presented below in thousands.

Net Income
$100,564
$99,827
$115,209
$111,935
$118,403
$114,633
$123,604
$119,682
$118,225
$117,863
12/31/2024
3/31/2025
6/30/2025
9/30/2025
12/31/2025
Net income
Net income, as adjusted (non-GAAP)(1)

Pre-Tax, Pre-Provision, Net Income (PPNR)
(Non-GAAP)(1)
$146,154
$145,209
$147,154
$142,821
$154,991
$150,404
$162,833
$157,704
$167,723
$167,130
12/31/2024
3/31/2025
6/30/2025
9/30/2025
12/31/2025
PPNR (non-GAAP)(1)
PPNR, as adjusted (non-GAAP)(1)

Total revenue (net) demonstrated steady quarterly growth throughout 2025. Total revenue (net) increased from $258.4 million in Q4 2024 to $260.1 million in Q1 2025, followed by $271.0 million in Q2 and $277.7 million in Q3. By Q4 2025, it reached $282.1 million, reflecting continued momentum and strong performance across the year.	Interest expense declined steadily throughout 2025, decreasing from $105.6 million in Q4 2024 to $92.0 million in Q4 2025. Non-interest expense remained relatively stable, ranging from $112.2 million in Q4 2024 to $114.4 million in Q4 2025, with a peak of $116.0 million in Q2 2025, primarily due to legal claims expense. The overall trend reflects effective management of interest costs while maintaining consistent non-interest expense levels.
Dollar amounts presented below in thousands.

Total Revenue (Net)
$258,364
$260,082
$271,031
$277,671
$282,086
12/31/2024
3/31/2025
6/30/2025
9/30/2025
12/31/2025
Total revenue (net)

Expenses
$112,210
$112,928
$116,040
$114,838
$114,363
$105,572
$97,886
$99,163
$97,366
$92,045
12/31/2024
3/31/2025
6/30/2025
9/30/2025
12/31/2025
Interest expense
Non-interest expense

ROA demonstrated strong improvement in 2025, rising from 1.77% in Q4 2024 to a peak of 2.17% in Q3 2025. ROA, as adjusted, (non-GAAP)(1) followed a similar trend, reaching 2.10% in Q3 2025. Despite a slight moderation in Q4 2025 resulting from the provision for credit losses, both measures ended the year above 2.0%, reflecting continued strength in asset utilization and profitability. These results underscore our ability to deliver superior returns and position the Company for sustained growth.
The chart below underscores the Company’s strong and consistent performance in managing operating expenses, as reflected in its efficiency ratio over the past five quarters. The efficiency ratio is a key metric that measures how effectively the Company converts its revenue into net income by comparing non-interest expenses to total revenue. A lower efficiency ratio indicates greater operational efficiency and cost discipline, which are essential for sustaining profitability and enhancing shareholder value.

Return on Average Assets (ROA)
1.77%
1.76%
2.07%
2.01%
2.08%
2.02%
2.17%
2.10%
2.06%
2.05%
12/31/2024
3/31/2025
6/30/2025
9/30/2025
12/31/2025
ROA
ROA, as adjusted (non-GAAP)(1)

Efficiency Ratio
42.84%
42.00%
42.01%
42.24%
42.22%
41.68%
40.95%
39.53%
40.21%
39.54%
12/31/2024
3/31/2025
6/30/2025
9/30/2025
12/31/2025
Efficiency ratio
Efficiency ratio, as adjusted (non-GAAP)(1)

The tables below present additional key financial metrics over the past five quarters, including net interest margin (NIM), yield on interest-earning assets, rate on interest-bearing liabilities, and net interest spread. These metrics are fundamental indicators of the Company’s profitability and operational efficiency.

Annual Financial Performance Trends
Net income has shown consistent growth over the past four years. In 2022, net income was $305.3 million, increasing by 29% to $392.9 million in 2023. Growth continued in 2024 with net income reaching $402.2 million, a 2% increase from the prior year. In 2025, net income rose significantly to $475.4 million, representing an 18% year-over-year increase and marking the highest level in the period.	Diluted earnings per share (DEPS) demonstrated strong growth over the past four years, rising from $1.57 in 2022 to $2.41 in 2025, an increase of 53%. Year-over-year, DEPS grew 24% in 2023, 4% in 2024, and accelerated to 20% in 2025, reflecting improved profitability. Shares outstanding declined steadily during the same period, moving from 203.4 million in 2022 to 196.4 million in 2025, a reduction of approximately 3.5%, which contributed to the increase in per-share earnings. This combination of higher earnings and reduced share count underscores the Company’s commitment to enhancing shareholder value.
Dollar and share amounts presented below in thousands.

Net Income
$305,262
$392,929
$402,241
$475,441
2022
2023
2024
2025
Net Income

Shares Oustanding vs. DEPS
$2.41
$2.01
$1.94
$1.57
203,434
201,526
198,882
196,357
2022
2023
2024
2025
Shares Outstanding
Diluted Earnings Per Share

Operating Highlights
Net income for the three-month period ended December 31, 2025 was $118.2 million, or $0.60 diluted earnings per share. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $117.9 million(1) and $0.60 per share(1), respectively, for the three months ended December 31, 2025.
Our net interest margin was 4.61% and 4.56% for the three-month periods ended December 31, 2025 and September 30, 2025, respectively. The yield on loans was 7.30% and 7.39% for the three months ended December 31, 2025 and September 30, 2025, respectively, as average loans increased from $15.22 billion to $15.51 billion. The rate on interest bearing deposits decreased to 2.47% as of December 31, 2025, from 2.62% as of September 30, 2025, while average interest-bearing deposits increased from $13.32 billion to $13.47 billion.
During the fourth quarter of 2025, there was $2.6 million of event interest income compared to $1.5 million of event interest income for the third quarter of 2025. The increase in event income was accretive to the net interest margin by two basis points. Purchase accounting accretion on acquired loans was $1.3 million for both of the three-month periods ended December 31, 2025 and September 30, 2025, and average purchase accounting loan discounts were $13.8 million and $15.0 million for the three-month periods ended December 31, 2025 and September 30, 2025, respectively.

Net interest income on a fully taxable equivalent basis was $233.8 million for the three-month period ended December 31, 2025, and $229.1 million for the three-month period ended September 30, 2025. This increase in net interest income for the three-month period ended December 31, 2025, was the result of a $5.3 million decrease in interest expense, which was partially offset by a $565,000 decrease in interest income. The $5.3 million decrease in interest expense was due to a $4.2 million decrease in interest expense on deposits, a $648,000 decrease in interest expense on subordinated debt and a $393,000 decrease in interest expense on FHLB and other borrowed funds. The $565,000 decrease in interest income was primarily the result of a $1.8 million decrease in income from deposits with other banks and a $427,000 decrease in income from investments. These reductions were partially offset by a $1.7 million increase in loan income.
The Company reported $50.5 million of non-interest income for the fourth quarter of 2025. The most important components of non-interest income were $12.8 million from other income, $11.1 million from other service charges and fees, $10.5 million from service charges on deposit accounts, $5.1 million from trust fees, $4.7 million in mortgage lending income, $2.7 million from dividends from FHLB, FRB, FNBB and other, $1.4 million from the increase in cash value of life insurance and $1.2 million from the fair value adjustment for marketable securities. Included within other income was $4.9 million income from a recovery on a lawsuit.
Non-interest expense for the fourth quarter of 2025 was $114.4 million. The most important components of non-interest expense were $62.9 million salaries and employee benefits expense, $27.8 million in other operating expense, $14.4 million in occupancy and equipment expenses, $8.7 million in data processing expenses and $580,000 in merger and acquisition expenses. For the fourth quarter of 2025, our efficiency ratio was 39.54%, and our efficiency ratio, as adjusted (non-GAAP), was 39.53%(1).
Financial Condition
Total loans receivable were $15.69 billion at December 31, 2025, compared to $15.29 billion at September 30, 2025. Total loans receivable of $15.69 billion were a record for the Company. Total deposits were $17.48 billion at December 31, 2025, compared to $17.33 billion at September 30, 2025. Total assets were $22.88 billion at December 31, 2025, compared to $22.71 billion at September 30, 2025.
During the fourth quarter of 2025, the Company had a $400.2 million increase in loans. Our community banking footprint experienced $164.3 million in organic loan growth during the quarter ended December 31, 2025, and Centennial CFG experienced $235.9 million of organic loan growth and had loans of $2.01 billion at December 31, 2025.
Non-performing loans to total loans were 0.54% and 0.56% at December 31, 2025 and September 30, 2025, respectively. Non-performing assets to total assets were 0.55% and 0.56% at December 31, 2025 and September 30, 2025, respectively. Net loans charged-off were $2.5 million and $2.9 million for the three months ended December 31, 2025 and September 30, 2025, respectively. The charge-off detail by region for the quarters ended December 31, 2025 and September 30, 2025 can be seen below.

For the Three Months Ended December 31, 2025
(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Charge-offs	$600	$1,420	$—	$400	$542	$101	$3,063
Recoveries	(345)	(195)	—	(4)	(49)	(4)	(597)
Net charge-offs (recoveries)	$255	$1,225	$—	$396	$493	$97	$2,466

For the Three Months Ended September 30, 2025
(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Charge-offs	$2,496	$605	$—	$735	$807	$8	$4,651
Recoveries	(1,451)	(225)	—	(5)	(47)	(3)	(1,731)
Net charge-offs (recoveries)	$1,045	$380	$—	$730	$760	$5	$2,920
At December 31, 2025, non-performing loans were $85.0 million, and non-performing assets were $124.8 million. At September 30, 2025, non-performing loans were $85.2 million, and non-performing assets were $126.5 million.
The table below shows the non-performing loans and non-performing assets by region as of December 31, 2025:

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Non-accrual loans	$24,234	$18,234	$787	$10,048	$24,645	$54	$78,002
Loans 90+ days past due	2,383	291	—	3,286	1,020	—	6,980
Total non-performing loans	26,617	18,525	787	13,334	25,665	54	84,982

Foreclosed assets held for sale	15,988	771	22,812	—	260	—	39,831
Total other non-performing assets	15,988	771	22,812	—	260	—	39,831
Total non-performing assets	$42,605	$19,296	$23,599	$13,334	$25,925	$54	$124,813

The table below shows the non-performing loans and non-performing assets by region as September 30, 2025:

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Non-accrual loans	$25,701	$19,102	$787	$10,472	$24,867	$158	$81,087
Loans 90+ days past due	3,167	704	—	—	254	—	4,125
Total non-performing loans	28,868	19,806	787	10,472	25,121	158	85,212

Foreclosed assets held for sale	16,711	972	22,812	—	768	—	41,263
Total other non-performing assets	16,711	972	22,812	—	768	—	41,263
Total non-performing assets	$45,579	$20,778	$23,599	$10,472	$25,889	$158	$126,475
The Company’s allowance for credit losses on loans was $297.6 million at December 31, 2025, or 1.90% of total loans, compared to the allowance for credit losses on loans of $285.6 million, or 1.87% of total loans, at September 30, 2025. As of December 31, 2025 and September 30, 2025, the Company’s allowance for credit losses on loans was 350.17% and 335.22% of its total non-performing loans, respectively.
Shareholders’ equity was $4.30 billion at December 31, 2025, which increased approximately $81.9 million from September 30, 2025. The net increase in shareholders’ equity is primarily associated with the $77.0 million increase in retained earnings and the $17.2 million decrease in accumulated other comprehensive loss. This was partially offset by the $14.9 million in stock repurchases for the quarter. Book value per common share was $21.88 at December 31, 2025, compared to $21.41 at September 30, 2025. Tangible book value per common share (non-GAAP) was $14.60(1) at December 31, 2025, compared to $14.13(1) at September 30, 2025. Book value per common share, as of December 31, 2025, was a record for the Company.

Stock Repurchases and Dividends
During the three-month period ended December 31, 2025, the Company repurchased 540,706 shares of common stock, which equated to a shareholder buyback yield of 0.27%(2). In comparison, during the three-month period ended September 30, 2025, the Company repurchased 350,000 shares of common stock, which equated to a shareholder buyback yield of 0.18%(2). The Company defines shareholder buyback yield as the percentage of the Company’s market capitalization spent on share repurchases. It reflects how much the Company is returning to the shareholders by reducing the number of outstanding shares, and it is calculated by dividing the Company’s total share repurchase cost for the period by the Company’s total market capitalization at the beginning of the period.
In addition, during the quarter ended December 31, 2025, the Company paid a dividend of $0.21 per share. This cash dividend represented a $0.01 per share, or 5.0%, increase over the $0.20 cash dividend paid during the third quarter of 2025.
Branches
The Company currently has 75 branches in Arkansas, 78 branches in Florida, 59 branches in Texas, 5 branches in Alabama and one branch in New York City.
Acquisition
The Company’s previously announced acquisition of Mountain Commerce Bancshares, Inc. (“MCBI”) and its bank subsidiary, Mountain Commerce Bank, is currently expected to close during the first half of 2026 and is subject to the approval of the shareholders of each company, regulatory approvals and other customary closing conditions.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, January 15, 2026. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/310151620. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login/LE9zwo3kK6J6SjV2b5r4rf2GdIxxCyTzC0Q. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-470-1428, Passcode: 099220. A replay of the call will be available by calling 1-866-813-9403, Passcode: 784585, which will be available until January 22, 2026, at 10:59 p.m. CT. Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words or phrases like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including any future impacts from inflation or changes in tariffs or trade policies; the possibility that the proposed acquisition of MCBI does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the possibility that such transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and MCBI operate; the ability to promptly and effectively integrate the businesses of Home and MCBI; the reaction to the transaction of the companies’ customers, employees and counterparties; diversion of management time on acquisition-related issues; the effect of any future mergers, acquisitions or other transactions to which we or our bank subsidiary may from time to time be a party, including as a result of one or more of the factors described above as they would relate to such transaction; the ability to identify, complete and successfully integrate additional acquisitions; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; the impacts of recent or future adverse weather events, including hurricanes, and other natural disasters; disruptions, uncertainties and related effects on credit quality, liquidity and other aspects of our business and operations that may result from any future public health crises; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.

Additional Important Information and Where to Find It
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed business combination transaction involving Home and MCBI. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. In connection with the proposed acquisition, Home has filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the shares of Home common stock to be issued to shareholders of MCBI in connection with the transaction. The Registration Statement, when it is declared effective by the SEC, will include a Proxy Statement of MCBI and a Prospectus of Home, as well as other relevant materials regarding the proposed merger transaction involving Home and MCBI. INVESTORS AND SECURITY HOLDERS OF MCBI ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by Home at Home’s website at http://www.homebancshares.com, Investor Relations, or by contacting Donna Townsell, by telephone at (501) 328-4625.
Participants in Solicitation
Home and MCBI and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of MCBI in connection with the merger transaction. Information about the directors and executive officers of Home and their ownership of Home common stock is set forth in the proxy statement for Home’s 2025 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 7, 2025. Information about the directors and executive officers of MCBI and their ownership of MCBI common stock will be set forth in the Proxy Statement/Prospectus included in the Registration Statement. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the merger transaction. Free copies of this document may be obtained as described in the preceding paragraph when it becomes available.

####
FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
ASSETS
Cash and due from banks	$237,224	$284,750	$291,344	$319,747	$281,063
Interest-bearing deposits with other banks	430,113	516,170	809,729	975,983	629,284
Cash and cash equivalents	667,337	800,920	1,101,073	1,295,730	910,347
Federal funds sold	3,000	3,625	2,600	6,275	3,725
Investment securities - available-for-sale, net of allowance for credit losses	2,871,931	2,924,496	2,899,968	3,003,320	3,072,639
Investment securities - held-to-maturity, net of allowance for credit losses	1,259,262	1,264,200	1,265,292	1,269,896	1,275,204
Total investment securities	4,131,193	4,188,696	4,165,260	4,273,216	4,347,843
Loans receivable	15,686,209	15,285,972	15,180,624	14,952,116	14,764,500
Allowance for credit losses	(297,583)	(285,649)	(281,869)	(279,944)	(275,880)
Loans receivable, net	15,388,626	15,000,323	14,898,755	14,672,172	14,488,620
Bank premises and equipment, net	369,324	374,515	379,729	384,843	386,322
Foreclosed assets held for sale	39,831	41,263	41,529	39,680	43,407
Cash value of life insurance	220,469	219,075	218,113	221,621	219,786
Accrued interest receivable	108,939	110,702	107,732	115,983	120,129
Deferred tax asset, net	148,022	155,963	174,323	170,120	186,697
Goodwill	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit intangible	32,293	34,231	36,255	38,280	40,327
Other assets	374,592	380,236	383,400	376,030	345,292
Total assets	$22,881,879	$22,707,802	$22,907,022	$22,992,203	$22,490,748
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$3,868,405	$3,880,101	$4,024,574	$4,079,289	$4,006,115
Savings and interest-bearing transaction accounts	11,792,828	11,500,921	11,571,949	11,586,106	11,347,850
Time deposits	1,818,724	1,946,674	1,891,909	1,876,096	1,792,332
Total deposits	17,479,957	17,327,696	17,488,432	17,541,491	17,146,297
Securities sold under agreements to repurchase	155,803	145,998	140,813	161,401	162,350
FHLB and other borrowed funds	500,250	550,500	550,500	600,500	600,750
Accrued interest payable and other liabilities	169,733	189,551	203,004	207,154	181,080
Subordinated debentures	279,265	279,093	438,957	439,102	439,246
Total liabilities	18,585,008	18,492,838	18,821,706	18,949,648	18,529,723
Shareholders' equity
Common stock	1,964	1,969	1,972	1,982	1,989
Capital surplus	2,201,923	2,214,211	2,221,576	2,246,312	2,272,794
Retained earnings	2,258,871	2,181,911	2,097,712	2,018,801	1,942,350
Accumulated other comprehensive loss	(165,887)	(183,127)	(235,944)	(224,540)	(256,108)
Total shareholders' equity	4,296,871	4,214,964	4,085,316	4,042,555	3,961,025
Total liabilities and shareholders' equity	$22,881,879	$22,707,802	$22,907,022	$22,992,203	$22,490,748

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended
(In thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Interest income:
Loans	$285,491	$283,165	$276,041	$270,784	$278,409	$1,115,481	$1,100,004
Investment securities
Taxable	25,860	26,326	26,444	27,433	28,943	106,063	125,765
Tax-exempt	7,834	7,743	7,626	7,650	7,704	30,853	30,980
Deposits - other banks	4,405	6,242	8,951	6,620	7,585	26,218	42,773
Federal funds sold	41	56	53	55	73	205	255
Total interest income	323,631	323,532	319,115	312,542	322,714	1,278,820	1,299,777
Interest expense:
Interest on deposits	83,739	87,962	88,489	86,786	90,564	346,976	376,638
Federal funds purchased	—	—	—	—	—	—	1
FHLB and other borrowed funds	4,985	5,378	5,539	5,902	9,541	21,804	52,455
Securities sold under agreements to repurchase	962	1,019	1,012	1,074	1,346	4,067	5,448
Subordinated debentures	2,359	3,007	4,123	4,124	4,121	13,613	16,461
Total interest expense	92,045	97,366	99,163	97,886	105,572	386,460	451,003
Net interest income	231,586	226,166	219,952	214,656	217,142	892,360	848,774
Provision for credit losses on loans	14,400	6,700	3,000	—	16,700	24,100	48,400
Recovery of credit losses on unfunded commitments	—	(1,000)	—	—	—	(1,000)	—
Recovery of credit losses on investment securities	—	(2,194)	—	—	—	(2,194)	(330)
Total credit loss expense	14,400	3,506	3,000	—	16,700	20,906	48,070
Net interest income after credit loss expense	217,186	222,660	216,952	214,656	200,442	871,454	800,704
Non-interest income:
Service charges on deposit accounts	10,480	10,486	9,552	9,650	9,935	40,168	39,223
Other service charges and fees	11,148	12,130	12,643	10,689	11,651	46,610	43,009
Trust fees	5,121	4,600	5,234	4,760	4,526	19,715	18,717
Mortgage lending income	4,680	4,691	4,780	3,599	3,518	17,750	15,789
Insurance commissions	460	574	589	535	483	2,158	2,151
Increase in cash value of life insurance	1,400	1,404	1,415	1,842	1,215	6,061	4,850
Dividends from FHLB, FRB, FNBB & other	2,678	2,658	2,657	2,718	2,820	10,711	11,462
Gain on SBA loans	308	46	—	288	218	642	617
Gain (loss) on branches, equipment and other assets, net	11	(66)	972	(163)	26	754	2,102
Gain (loss) on OREO, net	203	(1)	13	(376)	(2,423)	(161)	(2,272)
Fair value adjustment for marketable securities	1,173	1,020	(238)	442	850	2,397	2,971
Other income	12,838	13,963	13,462	11,442	8,403	51,705	29,955
Total non-interest income	50,500	51,505	51,079	45,426	41,222	198,510	168,574
Non-interest expense:
Salaries and employee benefits	62,891	63,804	64,318	61,855	60,824	252,868	241,022
Occupancy and equipment	14,434	14,828	14,023	14,425	14,526	57,710	58,031
Data processing expense	8,653	8,871	8,364	8,558	9,324	34,446	36,494
Merger and acquisition expenses	580	—	—	—	—	580	—
Other operating expenses	27,805	27,335	29,335	28,090	27,536	112,565	111,389
Total non-interest expense	114,363	114,838	116,040	112,928	112,210	458,169	446,936
Income before income taxes	153,323	159,327	151,991	147,154	129,454	611,795	522,342
Income tax expense	35,098	35,723	33,588	31,945	28,890	136,354	120,101
Net income	$118,225	$123,604	$118,403	$115,209	$100,564	$475,441	$402,241

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands, except per share data)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
PER SHARE DATA

Diluted earnings per common share	$0.60	$0.63	$0.60	$0.58	$0.51	$2.41	$2.01
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.60	0.61	0.58	0.56	0.50	2.35	2.01
Basic earnings per common share	0.60	0.63	0.60	0.58	0.51	2.41	2.01
Dividends per share - common	0.21	0.20	0.200	0.195	0.195	0.805	0.750
Shareholder buyback yield(2)	0.27%	0.18%	0.49%	0.53%	0.05%	1.46%	1.69%
Book value per common share	$21.88	$21.41	$20.71	$20.40	$19.92	$21.88	$19.92
Tangible book value per common share (non-GAAP)(1)	14.60	14.13	13.44	13.15	12.68	14.60	12.68

STOCK INFORMATION

Average common shares outstanding	196,553	197,078	197,532	198,657	198,863	197,448	199,939
Average diluted shares outstanding	196,764	197,288	197,765	198,852	198,973	197,651	200,069
End of period common shares outstanding	196,357	196,889	197,239	198,206	198,882	196,357	198,882

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	2.06% %	2.17% %	2.08% %	2.07% %	1.77% %	2.10% %	1.77% %
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	2.05	2.10	2.02	2.01	1.76	2.05	1.77
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.22	2.34	2.25	2.24	1.92	2.26	1.92
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	2.22	2.27	2.18	2.18	1.91	2.21	1.92
Return on average common equity (ROE)	11.04	11.91	11.77	11.75	10.13	11.61	10.43
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	11.01	11.54	11.39	11.41	10.05	11.33	10.42
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	16.65	18.28	18.26	18.39	15.94	17.87	16.66
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	16.60	17.70	17.68	17.87	15.82	17.44	16.64
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	16.85	18.51	18.50	18.64	16.18	18.10	16.92
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	16.80	17.93	17.92	18.12	16.07	17.67	16.91
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Efficiency ratio	39.54% %	40.21% %	41.68% %	42.22% %	42.24% %	40.88% %	42.74% %
Efficiency ratio, as adjusted (non-GAAP)(1)	39.53	40.95	42.01	42.84	42.00	41.29	42.65
Net interest margin - FTE (NIM)	4.61	4.56	4.44	4.44	4.39	4.51	4.27
Fully taxable equivalent adjustment	$2,252	$2,916	$2,526	$2,534	$2,398	$10,228	$8,534
Total revenue (net)	282,086	277,671	271,031	260,082	258,364	1,090,870	1,017,348
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	167,723	162,833	154,991	147,154	146,154	632,701	570,412
PPNR, as adjusted (non-GAAP)(1)	167,130	157,704	150,404	142,821	145,209	618,059	567,385
Pre-tax net income to total revenue (net)	54.35% %	57.38% %	56.08% %	56.58% %	50.11% %	56.08% %	51.34% %
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	54.14	55.53	54.39	54.91	49.74	54.74	51.05
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	59.46	58.64	57.19	56.58	56.57	58.00	56.07
P5NR, as adjusted (non-GAAP)(1)	59.25	56.80	55.49	54.91	56.20	56.66	55.77
Total purchase accounting accretion	$1,265	$1,272	$1,233	$1,378	$1,610	$5,148	$8,133
Average purchase accounting loan discounts	13,753	15,009	16,219	17,493	19,090	15,626	21,882

OTHER OPERATING EXPENSES

Advertising	$2,114	$2,149	$2,054	$1,928	$1,941	$8,245	$7,097
Amortization of intangibles	1,938	2,024	2,025	2,047	2,068	8,034	8,443
Electronic banking expense	3,288	3,357	3,172	3,055	3,307	12,872	13,444
Directors' fees	388	405	431	452	356	1,676	1,639
Due from bank service charges	324	404	283	281	271	1,292	1,131
FDIC and state assessment	2,970	3,245	1,636	3,387	3,216	11,238	15,388
Insurance	1,044	1,110	1,049	999	900	4,202	3,634
Legal and accounting	1,362	1,061	2,360	3,641	2,361	8,424	8,961
Other professional fees	2,168	2,083	2,211	1,947	1,736	8,409	8,142
Operating supplies	759	773	711	711	711	2,954	2,680
Postage	564	538	488	503	518	2,093	2,060
Telephone	382	367	419	436	438	1,604	1,807
Other expense	10,504	9,819	12,496	8,703	9,713	41,522	36,963
Total other operating expenses	$27,805	$27,335	$29,335	$28,090	$27,536	$112,565	$111,389
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
BALANCE SHEET RATIOS
Total loans to total deposits	89.74% %	88.22% %	86.80% %	85.24% %	86.11% %
Common equity to assets	18.78	18.56	17.83	17.58	17.61
Tangible common equity to tangible assets (non-GAAP)(1)	13.36	13.08	12.35	12.09	11.98
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,290,112	$5,494,492	$5,553,182	$5,588,681	$5,426,780
Construction/land development	2,726,993	2,709,197	2,695,561	2,735,760	2,736,214
Agricultural	332,412	331,301	315,926	335,437	336,993
Residential real estate loans
Residential 1-4 family	2,134,334	2,142,375	2,138,990	1,947,872	1,956,489
Multifamily residential	1,140,911	716,595	620,439	576,089	496,484
Total real estate	11,624,762	11,393,960	11,324,098	11,183,839	10,952,960
Consumer	1,253,746	1,233,523	1,218,834	1,227,745	1,234,361
Commercial and industrial	2,222,401	2,100,268	2,107,326	2,045,036	2,022,775
Agricultural	359,879	346,167	323,457	314,323	367,251
Other	225,421	212,054	206,909	181,173	187,153
Loans receivable	$15,686,209	$15,285,972	$15,180,624	$14,952,116	$14,764,500
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$285,649	$281,869	$279,944	$275,880	$312,574
Loans charged off	3,063	4,651	4,071	3,458	53,959
Recoveries of loans previously charged off	597	1,731	2,996	7,522	565
Net loans charged off (recovered)	2,466	2,920	1,075	(4,064)	53,394
Provision for credit losses - loans	14,400	6,700	3,000	—	16,700
Balance, end of period	$297,583	$285,649	$281,869	$279,944	$275,880
Net charge-offs (recoveries) to average total loans	0.06% %	0.08% %	0.03% %	(0.11)% %	1.44% %
Allowance for credit losses to total loans	1.90	1.87	1.86	1.87	1.87
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$78,002	$81,087	$89,261	$86,383	$93,853
Loans past due 90 days or more	6,980	4,125	7,031	3,264	5,034
Total non-performing loans	84,982	85,212	96,292	89,647	98,887
Other non-performing assets
Foreclosed assets held for sale, net	39,831	41,263	41,529	39,680	43,407
Other non-performing assets	—	—	—	63	63
Total other non-performing assets	39,831	41,263	41,529	39,743	43,470
Total non-performing assets	$124,813	$126,475	$137,821	$129,390	$142,357
Allowance for credit losses for loans to non-performing loans	350.17% %	335.22% %	292.72% %	312.27% %	278.99% %
Non-performing loans to total loans	0.54	0.56	0.63	0.60	0.67
Non-performing assets to total assets	0.55	0.56	0.60	0.56	0.63
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2025				September 30, 2025
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate		Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$450,187	$4,405	3.88%	%	$567,617	$6,242	4.36%	%
Federal funds sold	4,177	41	3.89		5,142	56	4.32
Investment securities - taxable	3,001,146	25,860	3.42		3,039,247	26,326	3.44
Investment securities - non-taxable - FTE	1,166,233	10,240	3.48		1,115,834	10,201	3.63
Loans receivable - FTE	15,506,534	285,337	7.30		15,216,448	283,623	7.39
Total interest-earning assets	20,128,277	325,883	6.42		19,944,288	326,448	6.49
Non-earning assets	2,658,575				2,694,650
Total assets	$22,786,852				$22,638,938
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,613,721	$67,534	2.31%	%	$11,408,316	$70,406	2.45%	%
Time deposits	1,858,205	16,205	3.46		1,911,703	17,556	3.64
Total interest-bearing deposits	13,471,926	83,739	2.47		13,320,019	87,962	2.62
Federal funds purchased	—	—	—		11	—	—
Securities sold under agreement to repurchase	148,791	962	2.57		145,883	1,019	2.77
FHLB and other borrowed funds	518,188	4,985	3.82		550,501	5,378	3.88
Subordinated debentures	279,180	2,359	3.35		338,757	3,007	3.52
Total interest-bearing liabilities	14,418,085	92,045	2.53		14,355,171	97,366	2.69
Non-interest bearing liabilities
Non-interest bearing deposits	3,926,307				3,956,826
Other liabilities	193,604				211,057
Total liabilities	18,537,996				18,523,054
Shareholders' equity	4,248,856				4,115,884
Total liabilities and shareholders' equity	$22,786,852				$22,638,938
Net interest spread			3.89%	%			3.80%	%
Net interest income and margin - FTE		$233,838	4.61			$229,082	4.56

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2025				December 31, 2024
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate		Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$610,338	$26,218	4.30%	%	$819,445	$42,773	5.22%	%
Federal funds sold	4,821	205	4.25		5,035	255	5.06
Investment securities - taxable	3,078,265	106,063	3.45		3,400,325	125,765	3.70
Investment securities - non-taxable - FTE	1,132,761	40,535	3.58		1,190,033	39,057	3.28
Loans receivable - FTE	15,169,888	1,116,027	7.36		14,675,001	1,100,461	7.50
Total interest-earning assets	19,996,073	1,289,048	6.45		20,089,839	1,308,311	6.51
Non-earning assets	2,697,522				2,664,541
Total assets	$22,693,595				$22,754,380
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,491,941	$278,654	2.42%	%	$11,078,003	$304,976	2.75%	%
Time deposits	1,864,674	68,322	3.66		1,747,302	71,662	4.10
Total interest-bearing deposits	13,356,615	346,976	2.60		12,825,305	376,638	2.94
Federal funds purchased	14	—	—		20	1	5.00
Securities sold under agreement to repurchase	148,545	4,067	2.74		165,965	5,448	3.28
FHLB and other borrowed funds	558,839	21,804	3.90		1,197,662	52,455	4.38
Subordinated debentures	373,500	13,613	3.64		439,539	16,461	3.75
Total interest-bearing liabilities	14,437,513	386,460	2.68		14,628,491	451,003	3.08
Non-interest bearing liabilities
Non-interest bearing deposits	3,961,332				4,029,684
Other liabilities	199,307				238,528
Total liabilities	18,598,152				18,896,703
Shareholders' equity	4,095,443				3,857,677
Total liabilities and shareholders' equity	$22,693,595				$22,754,380
Net interest spread			3.77%	%			3.43%	%
Net interest income and margin - FTE		$902,588	4.51			$857,308	4.27

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands, except per share data)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
NET INCOME (EARNINGS), AS ADJUSTED
GAAP net income available to common shareholders (A)	$118,225	$123,604	$118,403	$115,209	$100,564	$475,441	$402,241
Pre-tax adjustments
Merger and acquisition expense	580	—	—	—	—	580	—
Gain on retirement of subordinated debt	—	(1,882)	—	—	—	(1,882)	—
FDIC special assessment	—	—	(1,516)	—	—	(1,516)	2,260
BOLI death benefits	—	(187)	(1,243)	—	(95)	(1,430)	(257)
Gain on sale of premises and equipment	—	—	(983)	—	—	(983)	(2,059)
Fair value adjustment for marketable securities	(1,173)	(1,020)	238	(442)	(850)	(2,397)	(2,971)
Special income from equity investment	—	—	(3,498)	(3,891)	—	(7,389)	—
Legal fee reimbursement	—	—	(885)	—	—	(885)	—
Legal claims expense	—	—	3,300	—	—	3,300	—
Recoveries on historic losses	—	(2,040)	—	—	—	(2,040)	—
Total pre-tax adjustments	(593)	(5,129)	(4,587)	(4,333)	(945)	(14,642)	(3,027)
Tax-effect of adjustments	(231)	(1,207)	(817)	(1,059)	(208)	(3,314)	(688)
Deferred tax asset write-down	—	—	—	—	—	—	2,030
Total adjustments after-tax (B)	(362)	(3,922)	(3,770)	(3,274)	(737)	(11,328)	(309)
Net income, as adjusted (C)	$117,863	$119,682	$114,633	$111,935	$99,827	$464,113	$401,932

Average diluted shares outstanding (D)	196,764	197,288	197,765	198,852	198,973	197,651	200,069

GAAP diluted earnings per share: (A/D)	$0.60	$0.63	$0.60	$0.58	$0.51	$2.41	$2.01
Adjustments after-tax: (B/D)	—	(0.02)	(0.02)	(0.02)	(0.01)	(0.06)	—
Diluted earnings per common share, as adjusted: (C/D)	$0.60	$0.61	$0.58	$0.56	$0.50	$2.35	$2.01

ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	2.06% %	2.17% %	2.08% %	2.07% %	1.77% %	2.10% %	1.77% %
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	2.05	2.10	2.02	2.01	1.76	2.05	1.77
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	2.22	2.34	2.25	2.24	1.92	2.26	1.92
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	2.22	2.27	2.18	2.18	1.91	2.21	1.92

GAAP net income available to common shareholders (A)	$118,225	$123,604	$118,403	$115,209	$100,564	$475,441	$402,241
Amortization of intangibles (B)	1,938	2,024	2,025	2,047	2,068	8,034	8,443
Amortization of intangibles after-tax (C)	1,466	1,529	1,530	1,547	1,563	6,072	6,345
Adjustments after-tax (D)	(362)	(3,922)	(3,770)	(3,274)	(737)	(11,328)	(309)
Average assets (E)	22,786,852	22,638,938	22,797,738	22,548,835	22,565,077	22,693,595	22,754,380
Average goodwill & core deposit intangible (F)	1,431,479	1,433,474	1,435,480	1,437,515	1,439,566	1,434,468	1,442,713

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Year Ended
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	11.04% %	11.91% %	11.77% %	11.75% %	10.13% %	11.61% %	10.43% %
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	11.01	11.54	11.39	11.41	10.05	11.33	10.42
Return on average tangible common equity: (ROTCE) (A/(D-E))	16.65	18.28	18.26	18.39	15.94	17.87	16.66
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	16.60	17.70	17.68	17.87	15.82	17.44	16.64
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	16.85	18.51	18.50	18.64	16.18	18.10	16.92
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	16.80	17.93	17.92	18.12	16.07	17.67	16.91

GAAP net income available to common shareholders (A)	$118,225	$123,604	$118,403	$115,209	$100,564	$475,441	$402,241
Earnings excluding intangible amortization (B)	119,691	125,133	119,933	116,756	102,127	481,513	408,586
Adjustments after-tax (C)	(362)	(3,922)	(3,770)	(3,274)	(737)	(11,328)	(309)
Average common equity (D)	4,248,856	4,115,884	4,036,155	3,977,671	3,950,176	4,095,443	3,857,677
Average goodwill & core deposits intangible (E)	1,431,479	1,433,474	1,435,480	1,437,515	1,439,566	1,434,468	1,442,713
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-G)/(B+C+E))	39.54% %	40.21% %	41.68% %	42.22% %	42.24% %	40.88% %	42.74% %
Efficiency ratio, as adjusted: ((D-G-I)/(B+C+E-H))	39.53	40.95	42.01	42.84	42.00	41.29	42.65
Pre-tax net income to total revenue (net) (A/(B+C))	54.35	57.38	56.08	56.58	50.11	56.08	51.34
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	54.14	55.53	54.39	54.91	49.74	54.74	51.05
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$167,723	$162,833	$154,991	$147,154	$146,154	$632,701	$570,412
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F)	167,130	157,704	150,404	142,821	145,209	618,059	567,385
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	59.46% %	58.64% %	57.19% %	56.58% %	56.57% %	58.00% %	56.07% %
P5NR, as adjusted (B+C-D+F-G)/(B+C)	59.25	56.80	55.49	54.91	56.20	56.66	55.77

Pre-tax net income (A)	$153,323	$159,327	$151,991	$147,154	$129,454	$611,795	$522,342
Net interest income (B)	231,586	226,166	219,952	214,656	217,142	892,360	848,774
Non-interest income (C)	50,500	51,505	51,079	45,426	41,222	198,510	168,574
Non-interest expense (D)	114,363	114,838	116,040	112,928	112,210	458,169	446,936
Fully taxable equivalent adjustment (E)	2,252	2,916	2,526	2,534	2,398	10,228	8,534
Total pre-tax adjustments (F)	(593)	(5,129)	(4,587)	(4,333)	(945)	(14,642)	(3,027)
Amortization of intangibles (G)	1,938	2,024	2,025	2,047	2,068	8,034	8,443
Adjustments:
Non-interest income:
Gain on retirement of subordinated debt	$—	$1,882	$—	$—	$—	$1,882	$—
Fair value adjustment for marketable securities	1,173	1,020	(238)	442	850	2,397	2,971
Gain (loss) on OREO	203	(1)	13	(376)	(2,423)	(161)	(2,272)
Gain (loss) on branches, equipment and other assets, net	11	(66)	972	(163)	26	754	2,102
Special income from equity investment	—	—	3,498	3,891	—	7,389	—
Legal expense reimbursement	—	—	885	—	—	885	—
BOLI death benefits	—	187	1,243	—	95	1,430	257
Recoveries on historic losses	—	2,040	—	—	—	2,040	—
Total non-interest income adjustments (H)	$1,387	$5,062	$6,373	$3,794	$(1,452)	$16,616	$3,058
Non-interest expense:
FDIC special assessment	—	—	(1,516)	—	—	(1,516)	2,260
Merger and acquisition expenses	580	—	—	—	—	580	—
Legal claims expense	—	—	3,300	—	—	3,300	—
Total non-interest expense adjustments (I)	$580	$—	$1,784	$—	$—	$2,364	$2,260

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$21.88	$21.41	$20.71	$20.40	$19.92
Tangible book value per common share: ((A-C-D)/B)	14.60	14.13	13.44	13.15	12.68

Total shareholders' equity (A)	$4,296,871	$4,214,964	$4,085,316	$4,042,555	$3,961,025
End of period common shares outstanding (B)	196,357	196,889	197,239	198,206	198,882
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	32,293	34,231	36,255	38,280	40,327
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	18.78% %	18.56% %	17.83% %	17.58% %	17.61% %
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	13.36	13.08	12.35	12.09	11.98

Total assets (A)	$22,881,879	$22,707,802	$22,907,022	$22,992,203	$22,490,748
Total shareholders' equity (B)	4,296,871	4,214,964	4,085,316	4,042,555	3,961,025
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	32,293	34,231	36,255	38,280	40,327

Home BancShares, Inc.
Shareholder Buyback Yield
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
SHAREHOLDER BUYBACK YIELD
Shareholder buyback yield: (A/B)	0.27% %	0.18% %	0.49% %	0.53% %	0.05% %	1.46% %	1.69% %

Shares repurchased	541	350	1,000	1,000	96	2,891	3,522
Average price per share	$27.26	$28.34	$26.99	$29.67	$26.38	$28.13	$24.41
Principal cost	14,747	9,918	26,989	29,668	2,526	81,322	85,977
Excise tax	141	93	459	117	(72)	810	411
Total share repurchase cost (A)	$14,888	$10,011	$27,448	$29,785	$2,454	$82,132	$86,388

Shares outstanding beginning of period	196,889	197,239	198,206	198,882	198,879	198,882	201,526
Price per share beginning of period	$28.30	$28.46	$28.27	$28.30	$27.09	$28.30	$25.33
Market capitalization beginning of period (B)	$5,571,959	$5,613,422	$5,603,284	$5,628,361	$5,387,632	$5,628,361	$5,104,654